090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20160274801-31
	Filing Date and Time 06/20/2016 1:00 PM
	Entity Number E0306082014-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

HAHA GENERATION CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,000,000; par value $0.10.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

25,000,000; par value $0.10

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1,498,280

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

There are no provisions for the issuance of fractional shares or for the payment of money because the forward stock split will not result in any fractional shares

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

For and on behalf of
HAHA GENERATION CORP.

X Hsuan-Hsien, Liao

Signature of Officer

Authorized Signature(s)

president

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.